EXHIBIT 10.1

Execution Copy

_________________________________________

HULL NO. S-675 CREDIT AGREEMENT

_________________________________________

dated as of August 7, 2008

BETWEEN

CELEBRITY SOLSTICE INC.

as the Borrower,

the Lenders from time to time party hereto

and

KFW IPEX-BANK GMBH

as Hermes Agent and Administrative Agent

and

KFW IPEX-BANK GMBH and BNP PARIBAS S.A.

as Mandated Co-Lead Arrangers

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TABLE OF CONTENTS

PAGE

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms	1
SECTION 1.2. Use of Defined Terms	8
SECTION 1.3. Cross-References	8
SECTION 1.4. Accounting and Financial Determinations	8

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES

SECTION 2.1. Commitment	9
SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments	9
SECTION 2.3. Borrowing Procedure	9
SECTION 2.4. Funding	10

ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments	10
SECTION 3.2. Prepayment	10
SECTION 3.3. Interest Provisions.	11
SECTION 3.3.1. Rates.	11
SECTION 3.3.2. Fixed Rate Periods.	11
SECTION 3.3.3. Post-Maturity Rates.	12
SECTION 3.3.4. Payment Dates.	12
SECTION 3.3.5. Interest Rate Determination; Replacement Reference Banks	12

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SECTION 3.4. Commitment Fees.	13
SECTION 3.4.1. Payment.	13

ARTICLE IV

SECTION 4.1. LIBO Rate Lending Unlawful.	13
SECTION 4.2. Deposits Unavailable	14
SECTION 4.3. Increased LIBO Rate Loan Costs, etc.	14
SECTION 4.4. Funding Losses	15
SECTION 4.5. Increased Capital Costs	16
SECTION 4.6. Taxes	17
SECTION 4.7. Reserve Costs	19
SECTION 4.8. Payments, Computations, etc.	19
SECTION 4.9. Replacement Lenders, etc.	20
SECTION 4.10. Sharing of Payments	20
SECTION 4.11. Setoff	21
SECTION 4.12. Use of Proceeds	21

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1. Advance of the Loan	21
SECTION 5.1.1. Resolutions, etc.	22
SECTION 5.1.2. Opinions of Counsel	22
SECTION 5.1.3. Guarantee.	22
SECTION 5.1.4. Closing Fees, Expenses, etc.	22
SECTION 5.1.5. Compliance with Warranties, No Default, etc	22
SECTION 5.1.6. Loan Request	23

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SECTION 5.1.7. Hermes Insurance Policy	23

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Organization, etc.	23
SECTION 6.2. Due Authorization, Non-Contravention, etc.	23
SECTION 6.3. Government Approval, Regulation, etc.	24
SECTION 6.4. Compliance with Environmental Laws	24
SECTION 6.5. Validity, etc.	24
SECTION 6.6. No Default, Event of Default or Prepayment Event	24
SECTION 6.7. Litigation	24
SECTION 6.8. The Vessel	24
SECTION 6.9. Obligations rank pari passu	25
SECTION 6.10. No Filing, etc.	25
SECTION 6.11. No Immunity	25
SECTION 6.12. Investment Company Act	25
SECTION 6.13. Regulation U	25

ARTICLE VII

COVENANTS

SECTION 7.1. Affirmative Covenants	25
SECTION 7.1.1. Financial Information, Reports, Notices, etc.	26
SECTION 7.1.2. Approvals and Other Consents	26
SECTION 7.1.3. Compliance with Laws, etc.	26
SECTION 7.1.4. The Vessel	27
SECTION 7.1.5. Insurance	27
SECTION 7.1.6. Books and Records	27

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SECTION 7.1.7. Hermes Insurance Policy	28
SECTION 7.2. Negative Covenants	28
SECTION 7.2.1. Business Activities	28
SECTION 7.2.2. Indebtedness	28
SECTION 7.2.3. Liens	28
SECTION 7.2.4. Investments	29
SECTION 7.2.5. Consolidation, Merger, etc.	29

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1. Listing of Events of Default	29
SECTION 8.1.1. Non-Payment of Obligations	29
SECTION 8.1.2. Breach of Warranty	30
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations	30
SECTION 8.1.4. Default on Other Indebtedness	30
SECTION 8.1.5. Bankruptcy, Insolvency, etc.	30
SECTION 8.2. Action if Bankruptcy	31
SECTION 8.3. Action if Other Event of Default	31

ARTICLE IX

PREPAYMENT EVENTS

SECTION 9.1. Listing of Prepayment Events	31
SECTION 9.1.1. Change in Ownership	32
SECTION 9.1.2. Total Loss	32
SECTION 9.1.3. Unenforceability	32
SECTION 9.1.4. Approvals	32

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SECTION 9.1.5. Non-Performance of Certain Covenants and Obligations	32
SECTION 9.1.6. Judgments	32
SECTION 9.1.7. Condemnation, etc.	32
SECTION 9.1.8. Arrest	32
SECTION 9.1.9. Consolidation or Merger of Guarantor	33
SECTION 9.1.10. Sale/Disposal of Vessel	33
SECTION 9.1.11. Delayed Delivery of the Vessel	33
SECTION 9.2. Mandatory Prepayment	33

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.1. Actions	33
SECTION 10.2. Indemnity	34
SECTION 10.3. Funding Reliance, etc	34
SECTION 10.4. Exculpation	34
SECTION 10.5. Successor	35
SECTION 10.6. Loans by the Administrative Agent	36
SECTION 10.7. Credit Decisions	36
SECTION 10.8. Copies, etc	36
SECTION 10.9. The Administrative Agent's Rights	36
SECTION 10.10. The Administrative Agent's Duties	37
SECTION 10.11. Employment of Agents	37
SECTION 10.12. Distribution of Payments	37
SECTION 10.13. Reimbursement	38
SECTION 10.14. Instructions	38
SECTION 10.15. Payments	38

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SECTION 10.16. "Know your customer" Checks	38
SECTION 10.17. No Fiduciary Relationship	39

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, etc	39
SECTION 11.2. Notices	40
SECTION 11.3. Payment of Costs and Expenses	40
SECTION 11.4. Indemnification	40
SECTION 11.5. Survival	42
SECTION 11.6. Severability	42
SECTION 11.7. Headings	42
SECTION 11.8. Execution in Counterparts, Effectiveness, etc.	42
SECTION 11.9. Third Party Rights	42
SECTION 11.10. Successors and Assigns	42
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan	43
SECTION 11.11.1. Assignments	43
SECTION 11.11.2. Participations	44
SECTION 11.12. Other Transactions	45
SECTION 11.13. Hermes Insurance Policy.	45
SECTION 11.13.1. Terms of Hermes Insurance Policy	45
SECTION 11.13.2. Obligations of the Borrower.	46
SECTION 11.13.3. Obligations of the Hermes Agent.	46
SECTION 11.14. Law and Jurisdiction	47
SECTION 11.14.1. Governing Law	47
SECTION 11.14.2. Jurisdiction	47

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SECTION 11.14.3. Alternative Jurisdiction	47
SECTION 11.14.4. Service of Process	47

EXHIBITS

Exhibit A	-	Repayment Schedule
Exhibit B	-	Form of Loan Request
Exhibit C	-	Form of Guarantee
Exhibit D-1	-	Form of Opinion of Liberian Counsel to Borrower
Exhibit D-2	-	Form of Opinion of Counsel to the Administrative Agent
Exhibit D-3	-	Form of Opinion of US Tax Counsel to the Lenders
Exhibit E	-	Form of Lender Assignment Agreement

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CREDIT AGREEMENT

HULL NO. S-675 CREDIT AGREEMENT, dated as of August 7, 2008, is among CELEBRITY SOLSTICE INC., a Liberian corporation (the “Borrower”), KFW IPEX-BANK GMBH in its capacity as agent for Hermes (in such capacity, the “Hermes Agent”) and in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and KFW IPEX-BANK GMBH and BNP PARIBAS S.A., each in their capacity as Lender (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS,

(A)

Royal Caribbean Cruises Ltd. ( the “Guarantor”) and Meyer Werft GmbH (formerly known as Jos. L. Meyer GmbH & Co.) (the “Builder”) have entered on September 9, 2005 into a Contract for the Construction and Sale of Hull No. S-675 (as amended on June 5, 2008, the “Construction Contract”) pursuant to which the Builder has agreed to design , construct, equip, complete, sell and deliver the passenger cruise vessel bearing Builder’s hull number S-675 (the “Vessel”);

(B)	The Guarantor has assigned its right to purchase the Vessel under the Construction Contract to the Borrower;

(C)

The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility equal to the US Dollar Equivalent of up to eighty per cent (80%) of the Contract Price of the Vessel, as adjusted from time to time in accordance with the Construction Contract to reflect, among other adjustments, change orders, in an amount not to exceed the US Dollar Equivalent corresponding to EUR 412,000,000;

(D)

The proceeds of such loan facility will be provided to the Borrower two (2) Business Days prior to the delivery of the Vessel for the purpose of paying a portion of the Contract Price, as defined in the Construction Contract in connection with the Borrower’s purchase of the Vessel.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

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“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent, and as shall have accepted such appointment, pursuant to Section 10.5.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means, on any date, this credit agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

“Applicable Margin” means, for each Interest Period, 0.45% per annum.

“Assignee Lender” is defined in Section 11.11.1.

“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Administrative Agent by the Secretary or an Assistant Secretary of the Borrower.

“Borrower” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Paris or Frankfurt, and if the applicable Business Day relates to an advance of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the LIBO Rate, a day on which dealings in deposits in Dollars are carried on in the London interbank market.

“Capital Lease Obligations” means obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.

“Citibank Credit Agreement” means the U.S. $1,225,000,000 credit agreement dated as of March 27, 2003, as amended and restated as of June 29, 2007 among Royal Caribbean Cruises Ltd., as the borrower, Citigroup Global Markets Inc. and DnB Nor Bank ASA, as co-lead arrangers, and Citibank, N.A., as Administrative Agent.

“Closing Date” means the date on which the Loan is advanced.

“Commitment” means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.

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“Commitment Fees” is defined in Section 3.4.

“Commitment Termination Date” means 240 days beyond October 30, 2008.

“Construction Contract” is defined in the preamble.

“Contract Price” is as defined in the Construction Contract.

“Covered Taxes” is defined in Section 4.6.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Dollar” and the sign “$” mean lawful money of the United States.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“EUR” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.

“Event of Default” is defined in Section 8.1.

“Fee Letter” means that certain fee letter dated as of August 7, 2008 between the Administrative Agent and the Guarantor.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fixed Rate Direction Notice” is defined in Section 3.3.2.

“Fixed Rate Notice” is defined in Section 3.3.2.

“Fixed Rate Period” is defined in Section 3.3.2.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Government-related Obligations” means obligations of the Borrower under, or Indebtedness incurred by the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower.

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“Guarantee” means the Guarantee of the Guarantor in the form set out in Exhibit C.

“Guarantor” is defined in the preamble.

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Hermes” means Euler Hermes Kreditversicherungs AG, Friedensallee 254, 22763 Hamburg acting in its capacity as representative of the Federal Republic of Germany in connection with the issuance of export credit guarantees.

“Hermes Agent” is defined in the preamble.

“Hermes Fee” means the fee payable to Hermes under and in respect of the Hermes Insurance Policy.

“Hermes Insurance Policy” means the guarantee (Deckungsdokument) issued by the Federal Republic of Germany, represented by Hermes, in favour of the Hermes Agent.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others guaranteed by such Person; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Interest Payment Date” means any date on which interest is payable with respect to the Loan pursuant to clause (a) of Section 3.3.4.

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“Interest Period” means the period between the Closing Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates, except that:

a)

Any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next Business Day to occur, except if such Business Day does not fall in the same calendar month, the Interest Period will end on the last Business Day in that calendar month, the interest amount due in respect of the Interest Period in question and in respect of the next following Interest Period being adjusted accordingly; and

b)

If any Interest Period is altered by the application of a) above, the subsequent Interest Period shall end on the day on which it would have ended if the preceding Interest Period had not been so altered.

“Investment” means, relative to any Person,

a)	any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and
b)	any ownership or similar interest held by such Person in any other Person.

“KfW” means KfW IPEX-Bank GmbH.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit E.

“Lender and Lenders” are defined in the preamble.

“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the Loan of such Lender hereunder.

“LIBO Rate” means the rate per annum of the offered quotation for deposits in Dollars for six months which appears on Telerate Successor Page 3750 at or about 11:00 a.m. (London time) two Business Days before the commencement of the relevant Interest Period; provided that:

a)

subject to Section 3.3.5, if no such offered quotation appears on Telerate Successor Page 3750 at the relevant time, the LIBO Rate shall be the rate per annum certified by the Administrative Agent to be the average of the rates quoted by the Reference Banks as the rate at which each of the Reference Banks was (or would have been) offered deposits of Dollars by prime banks in the London interbank market in an amount approximately equal to the amount of the Loan and for a period of six months; and

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b)

for the purposes of determining the post-maturity rate of interest under Section 3.3.3, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Administrative Agent may determine after consultation with the Lenders.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means the principal sum of the US Dollar Equivalent of up to eighty per cent (80%) of the Contract Price of the Vessel (as adjusted from time to time in accordance with the Construction Contract), but in any event in an amount not to exceed the US Dollar Equivalent corresponding to EUR 412,000,000, available to be advanced by the Lenders to the Borrower upon the terms and conditions of this Agreement or the amount thereof for the time being advanced and outstanding under this Agreement (as the context may require).

“Loan Document” means this Agreement and the Guarantee.

“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents.

“Material Litigation” is defined in Section 6.7.

“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.

“Organic Document” means, relative to each of the Borrower and Guarantor, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Participant” is defined in Section 11.11.2.

“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or as in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.

“Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

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“Prepayment Event” is defined in Section 9.1.

“Quarterly Payment Date” means, the last day of each of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

“Reference Banks” means BNP Paribas S.A. and KfW IPEX-Bank GmbH and includes each replacement Reference Bank appointed by the Administrative Agent pursuant to Section 3.3.5.

“Repayment Date” means each of the dates for payment of the repayment installments of the Loan specified in Exhibit A.

“Required Lenders” means, at any time, Lenders that in the aggregate, hold more than 50% of the aggregate unpaid principal amount of the Loan or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Swap Bank” is defined in the definition of Swap Transaction.

“Swap Break Amount” means, as of any date, the cost to (expressed as a positive number) or gain for (expressed as a negative number) a Lender in connection with the full or partial unwinding, liquidation or termination of such Lender’s Swap Transaction (whether or not the relevant Fixed Rate Period has commenced) calculated in accordance with market practice and, if requested by the Borrower, as evidenced by the Swap Bank termination confirmation; provided that if any Lender enters into a Swap Transaction with such Lender’s internal trading desk, such amount shall not exceed the cost or gain that would have resulted had such Lender entered into such Swap Transaction with a third party counterparty, as evidenced by quotes provided to the Borrower by such Lender from at least two independent third party brokers.

“Swap Breakage Gain” means, as to any Lender, the present value of the Swap Break Amount for such Swap Bank if the Swap Break Amount is a negative number.

“Swap Breakage Loss” means, as to any Lender, the present value of the Swap Break Amount for such Swap Bank if the Swap Break Amount is a positive number.

“Swap Transaction” means, in respect of any Fixed Rate Period, for any Lender, the interest rate swap or hedging transaction entered into by such Lender with any bank, financial institution or with such Lender’s internal trading desk (a “Swap Bank”) in order to hedge such Fixed Rate Period exposures under the Loan.

“Taxes” is defined in Section 4.6.

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“Telerate Successor Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for deposits in Dollars).

“US Dollar Equivalent” means any EUR amount converted to a corresponding US dollar amount as determined four (4) Business Days prior to delivery of the Vessel using the weighted average rate of exchange that the Guarantor has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amount of EUR with USD for the payment of the final installment of the Contract Price. Such rate of exchange to be evidenced by counterparty confirmations.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Vessel” is defined in the preamble.

SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if, as a result of any change in GAAP or in the interpretation thereof after the Effective Date there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Administrative Agent) be such as to affect the basis or efficacy of the financial covenants contained in the Guarantee in ascertaining the financial condition of the Guarantor or the consolidated financial condition of the Guarantor and its Subsidiaries and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of the Guarantee continue to be

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determined in accordance with GAAP relating thereto as GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES

SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the Loan pursuant to its Commitment described in Section 2.2. No Lender’s obligation to make the Loan shall be affected by any other Lender’s failure to make the Loan.

SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments.

a)

Each Lender will make its portion of the Loan available to the Borrower in accordance with Section 2.3 two (2) Business Days prior to the delivery of the Vessel to the Borrower under the Construction Contract. The commitment of each Lender described in this Section 2.2. (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of the Loan hereunder expressed as the initial amount set forth opposite such Lender’s name on its signature page attached hereto, as such amount may be reduced from time to time pursuant to Section 2.2(b) or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1. Notwithstanding the foregoing, each Lender’s Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Vessel is not delivered prior to such date and (ii) upon delivery of the Vessel.

b)

The Borrower may at any time prior to the date on which the Commitments have been terminated, without premium or penalty, terminate, or from time to time reduce, the Commitments. Any such termination or reduction of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments.

c)

If any Lender shall default in its obligations under Section 2.1, the Administrative Agent shall, at the request of the Borrower, use reasonable efforts to find a bank or financial institution acceptable to the Borrower to replace such Lender.

SECTION 2.3. Borrowing Procedure. The Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Administrative Agent on or before 11:00 a.m., London time, not less than two (2) Business Days in advance of the date that is two (2) Business Days prior to the delivery of the Vessel. The Administrative Agent shall promptly notify each Lender of any Loan Request by forwarding a copy thereof to each Lender, together with its attachments. On the terms and subject to the conditions of this Agreement, the Loan shall be made on the Business Day specified in such Loan Request. On or before 11:00 a.m., New York time, on the Business Day specified in such Loan Request, the Lenders shall, without any setoff or counterclaim, deposit with the Administrative Agent same

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day funds in an amount equal to such Lender’s Percentage of the requested Loan. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are so received from the Lenders, the Administrative Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Business Day specified in the Loan Request by wire transfer of same day funds to the account or accounts the Borrower shall have specified in its Loan Request.

SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make or continue its Loan hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Loan; provided that such Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments. a) Subject to Section 3.1 b), the Borrower shall repay the Loan in the installments and on the dates set out in Exhibit A.

b)

If, on the date of delivery of the Vessel, the outstanding principal amount of Loan exceeds eighty per cent (80%) of the Contract Price of the Vessel, the Borrower shall repay the Loan in an amount equal to such excess within two Business Days after the date of delivery of the Vessel. Any such partial prepayment shall be applied pro rata in satisfaction of the repayment installments of the Loan set out in Exhibit A.

c)	No such amounts repaid by the Borrower pursuant to this Section 3.1 may be reborrowed under the terms of this Agreement.

SECTION 3.2. Prepayment. The Borrower

a)	May, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:
i)

all such voluntary prepayments shall require (x) if prior to delivery of the Vessel, at least two Business Days’ prior written notice to the Administrative Agent, and (y) if after delivery of the Vessel, at least five Business Days’ (or, if such prepayment is to be made on the last day of an Interest Period for such Loan, four Business Days’) prior written notice to the Administrative Agent; and

ii)

all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or the remaining amount of the Loan) and shall be applied pro rata in satisfaction of the repayment installments of the Loan set out in Exhibit A.

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b)

Shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan.

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No amounts prepaid by the Borrower may be reborrowed under the terms of this Agreement except as provided in the last paragraph of Section 9.1 (which follows Section 9.1.11).

SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3.

SECTION 3.3.1. Rates. The Loan shall accrue interest from the Closing Date to the date of repayment or prepayment of the Loan in full to the Lenders at (i) a rate per annum equal to the sum of the LIBO Rate plus the Applicable Margin and/or (ii) a fixed market rate per annum (inclusive of the Applicable Margin) pursuant to Section 3.3.2, in either event payable semi-annually in arrears on the Repayment Dates set out in Exhibit A. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan. All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

SECTION 3.3.2. Fixed Rate Periods. In consultation with the Administrative Agent at any time after the Effective Date of this Agreement the Borrower may by not less than five Business Days’ prior notice to the Administrative Agent (which notice may be given before or after the date of drawdown of the Loan) (the “Fixed Rate Notice”) request the Lenders to provide an indication, which will be non-binding, of a fixed rate of interest to be determined in accordance with the provisions of Section 3.3.1 for such amount (which amount shall be no less than 20% of the outstanding principal amount of the Loan) and part of the repayment period as shall be specified in such notice (a “Fixed Rate Period”) subject always to such funds being available to all the Lenders;provided that no more than one Fixed Rate Period shall be outstanding hereunder at any time. Such Fixed Rate Period shall:

i)	commence either on the Closing Date or on any Repayment Date set out in Exhibit A and specified in the Fixed Rate Notice, except the last Repayment Date;
ii)	end on any of the Repayment Dates set out in Exhibit A and specified in the Fixed Rate Notice; and
iii)	not extend beyond the last Repayment Date set out in Exhibit A.

Upon receipt by the Borrower of an indicative fixed rate for a Fixed Rate Period from the Administrative Agent (the “Indication Notice”), the Borrower may by telephonic notice (such notice, the “Fixed Rate Direction Notice”) to the Administrative Agent request the Lenders to arrange for a conference call to be held on the same day and, if practicable, within two (2) hours of receipt of the Fixed Rate Direction Notice, for the purpose of arranging fixed rate funding for that Fixed Rate Period. The Fixed Rate Direction Notice shall be provided by the Borrower prior to the later of (A) 3:30 p.m. Frankfurt time on the same day of the conference call and (B) two

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(2) hours following receipt of the Indication Notice and confirmed in writing following telephonic notice. The conference call will be attended by representatives of the Borrower, the Lenders and the Administrative Agent (each of whom shall be authorized to arrange such fixed rate funding for that Fixed Rate Period without reference to another person). It is hereby accepted by the Borrower that any acceptance given by the Borrower during the conference call of a rate provided by the Administrative Agent (acting on the instructions of the Lenders) shall, by virtue of the Borrower’s signature to this Agreement, constitute express authority from the Borrower to the Lenders to arrange such funding at the rate so provided by the Administrative Agent and agreed to by the Borrower. If the Lenders and the Borrower agree upon a fixed rate of interest on such conference call, the Administrative Agent shall confirm such agreed fixed rate of interest to the Borrower by electronic mail immediately after such conference call. In the absence of manifest error, the fixed rate of interest so confirmed by the Administrative Agent for the relevant Fixed Rate Period shall be final and binding on the Borrower and shall apply to the applicable portion of the Loan during the applicable Fixed Rate Period.

SECTION 3.3.3. Post-Maturity Rates. After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Administrative Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of (a) the Applicable Margin plus (b) the LIBO Rate plus (c) 2% per annum.

SECTION 3.3.4. Payment Dates. Interest accrued on the Loan shall be payable, without duplication, on the earliest of:

a)	each Repayment Date;
b)	the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and
c)	on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3.5. Interest Rate Determination; Replacement Reference Banks. The Administrative Agent shall obtain from each Reference Bank timely information for the purpose of determining the LIBO Rate in the event that no offered quotation appears on Telerate Successor Page 3750 and the LIBO Rate is to be determined by reference to quotations supplied by the Reference Banks. If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Banks. If a Reference Bank ceases for any reason to be able and willing to act as such, the Administrative Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder. The Administrative Agent shall furnish to the

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Borrower and to the Lenders each determination of the LIBO Rate made by reference to quotations of interest rates furnished by Reference Banks.

Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.4. Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of the Loan, for the period commencing on the Effective Date and continuing through the earliest of (i) the Closing Date, (ii) the date upon which the Administrative Agent has provided the Borrower written notice that the Lenders will not advance the Loan because the Commitments shall have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated pursuant to Section 2.2(b). Should the Administrative Agent provide the Borrower notice that the Lenders will not advance the Loan because Hermes has cancelled the Hermes Insurance Policy, the Commitment Fees paid by the Borrower for the account of each Lender shall be promptly refunded to the Borrower by such Lender.

SECTION 3.4.1. Payment. The Commitment Fee shall be payable by the Borrower to the Administrative Agent for the account of each Lender in arrears on each Quarterly Payment Date, commencing with the first such date following the Effective Date and ending on the earliest to occur of (i) the Closing Date, (ii) the date the Lenders are no longer obligated to advance the Loan, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated pursuant to Section 2.2(b). The Commitment Fee shall be the US dollar equivalent (determined pursuant to the immediately following sentence) of an amount equal to the product of 0.25% per annum, multiplied by EUR 412,000,000 for each day elapsed since the previous Quarterly Payment Date, divided by 360 days. The exchange rate used to convert the fee to US dollars shall be the 10 A.M. midpoint market fixing for the conversion of EUR to US dollars set by the Federal Reserve Bank of New York two (2) Business Days prior to the relevant Quarterly Payment Date.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1. LIBO Rate Lending Unlawful. If the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to make, continue or maintain the Loan bearing interest at a rate based on the LIBO Rate, the obligation of such Lender to make, continue or maintain its Loan bearing interest at a rate based on the LIBO Rate shall, upon notice thereof to the Borrower, the Administrative Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its Loan hereunder shall be automatically converted into an obligation to make, continue and maintain the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the

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equivalent of the sum of the LIBO Rate for the relevant Interest Period plus the Applicable Margin.

SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that:

a)	Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Banks in their relevant market; or
b)	by reason of circumstances affecting the Reference Banks’ relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate loans,

then the Administrative Agent shall give notice of such determination (hereinafter called a “Determination Notice”) to the Borrower and each of the Lenders. The Borrower, the Lenders and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement. If the Borrower, the Lenders and the Administrative Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring fifteen Business Days after the giving of such Determination Notice, the Administrative Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be equal to the sum of the Applicable Margin and the cost to each of the Lenders of funding their respective portions of the Loan. In the event that the circumstances described in this Section 4.2 shall extend beyond the end of an interest period agreed or set pursuant hereto, the foregoing procedure shall be repeated as often as may be necessary.

SECTION 4.3. Increased LIBO Rate Loan Costs, etc. If a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:

a.

subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or

b.

change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

c.	impose, modify or deem applicable any reserve or capital adequacy requirements (other than the reserve costs described in Section 4.7) or other banking or monetary

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controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

d.	impose on any Lender any other condition affecting its portion of the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making the Loan or maintaining the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Administrative Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Administrative Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.

SECTION 4.4. Funding Losses. (a) In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or

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reemployment (at not less than the market rate) of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of the Loan as a LIBO Rate Loan as a result of:

i)

any conversion or repayment or prepayment or acceleration of the principal amount of the Loan on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment, whether pursuant to Sections 3.1 and 3.2 or otherwise; or

ii)	the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in Article V not being satisfied,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will reimburse such Lender for such loss or expense. Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

(b) In the event any Lender shall incur or obtain a Swap Break Amount by reason of the unwinding, liquidation or termination of a Swap Transaction as a result of:

i)

any conversion or repayment or prepayment or acceleration of the principal amount of the Loan on a date other than the scheduled last day of such Fixed Rate Period or otherwise scheduled date for repayment or payment, whether pursuant to Sections 3.1 and 3.2 or otherwise; or

ii)	the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in Article V not being satisfied,

then, such Lender shall provide written notice to the Borrower and the Administrative Agent of any Swap Breakage Gain or Swap Breakage Loss resulting therefrom. Such written notice shall include the Swap Bank termination confirmation setting forth the gain or loss to such Lender. Within five Business Days of receipt of such Notice, the Borrower will pay directly to such Lender any such Swap Breakage Loss, or such Lender will pay directly to the Borrower any such Swap Breakage Gain, as the case may be.

SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in

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reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.

SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower’s activities in such other jurisdiction (such non-excluded items being called “Covered Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

a.	pay directly to the relevant authority the full amount required to be so withheld or deducted;
b.	promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and
c.	pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by

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each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received or paid by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.

Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

Each Lender (and each Participant) that is organized under the laws of a jurisdiction other than the United States agrees with the Borrower and the Administrative Agent that it will (a) provide to the Administrative Agent and the Borrower an appropriately executed copy of (i) Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States, or (ii) an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof

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(or, in the case of any assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, and (b) notify the Administrative Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects. For any period with respect to which a Lender (or assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required hereunder) such Lender (or assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.

SECTION 4.7. Reserve Costs. Without in any way limiting the Borrower’s obligations under Section 4.3, the Borrower shall pay to each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:

(i)	the principal amount of the Loan outstanding on such day; and

(ii)       the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus any increase after the Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and

(iii)	1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 4.8. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through

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the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in the immediately preceding sentence, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender without any setoff, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (a) of the definition of the term “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.9. Replacement Lenders, etc. If the Borrower shall be required to make any payment to any Lender pursuant to Section 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) prepay the affected portion of such Lender’s Loans in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not prepay any such Lender pursuant to this clause (a) without replacing such Lender pursuant to the following clause (b) until a 30-day period shall have elapsed during which the Borrower and the Administrative Agent shall have attempted in good faith to replace such Lender), and/or (b) replace such Lender with another financial institution reasonably acceptable to the Administrative Agent, provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement and (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement. Each Lender represents and warrants to the Borrower that, as of the date of this Agreement (or, with respect to any Lender not a party hereto on the date hereof, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender Party.

SECTION 4.10. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, 4.6 and 4.7) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall

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purchase from the other Lenders such participations in the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (a) the amount of such selling Lender’s required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.11) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.11. Setoff. Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.10. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.12. Use of Proceeds. The Borrower shall apply the proceeds of the Loan in accordance with Recital (D); without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1. Advance of the Loan. The obligation of the Lenders to fund the Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The Administrative Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Closing Date.

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SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from the Borrower and the Guarantor:

(a) a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

(x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

(y) Organic Documents of the Borrower and the Guarantor,

and upon which certificate the Lenders may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower or the Guarantor canceling or amending such prior certificate; and

(b) a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower and the Guarantor.

SECTION 5.1.2. Opinions of Counsel. The Administrative Agent shall have received opinions, addressed to the Administrative Agent and each Lender from:

a.	Watson, Farley & Williams (New York) LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit D-1 hereto;
b.	Stephenson Harwood, counsel to the Administrative Agent, covering the matters set forth in Exhibit D-2 hereto; and
c.	Clifford Chance US LLP, United States tax counsel to the Lenders, covering the matters set forth in Exhibit D-3 hereto.

SECTION 5.1.3. Guarantee. The Administrative Agent shall have received the Guarantee duly executed by the Guarantor.

SECTION 5.1.4. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees that the Borrower or the Guarantor shall have agreed in writing to pay to the Administrative Agent (whether for its own account or for the account of any of the Lenders) and all invoiced expenses of the Administrative Agent (including the agreed fees and expenses of counsel to the Administrative Agent and the Hermes Fees) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower (or the Guarantor) has otherwise agreed in writing to pay to the Administrative Agent, in each case on or prior to the Closing Date.

SECTION 5.1.5. Compliance with Warranties, No Default, etc. Both before and after giving effect to the Loan the following statements shall be true and correct:

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a.

the representations and warranties set forth in Article VI shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and

b.	no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

SECTION 5.1.6. Loan Request. The Administrative Agent shall have received the Loan Request duly executed by the Borrower.

SECTION 5.1.7. Hermes Insurance Policy. (a) The Administrative Agent shall have received the Hermes Insurance Policy duly issued; and (b) Hermes shall not have, on or prior to the giving effect to the Loan, delivered to the Administrative Agent or the Hermes Agent any notice which requires or requests the Lenders to suspend the provision of the Loan.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Administrative Agent and each Lender as set forth in this Article VI as of the date hereof and as of the Closing Date (except as otherwise stated).

SECTION 6.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

a.	contravene the Borrower’s Organic Documents;
b.

contravene any law or governmental regulation of any Applicable Jurisdiction, except to the extent that failure to comply with such law or regulation, in each case, would not reasonably be expected to have a Material Adverse Effect;

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c.	contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;
d.

contravene any contractual restriction binding on the Borrower or any of its property, except to the extent that failure to comply with such restriction would not reasonably be expected to have a Material Adverse Effect; or

e.	result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Closing Date that have been obtained or actions not required to be taken on or prior to the Closing Date that have been taken). The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Closing Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

SECTION 6.4. Compliance with Environmental Laws. The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 6.5. Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 6.6. No Default, Event of Default or Prepayment Event. No Default, Event of Default or Prepayment Event has occurred and is continuing.

SECTION 6.7. Litigation. There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Guarantor with the Securities and Exchange Commission, in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 6.8. The Vessel. Immediately following the delivery of the Vessel to the Borrower under the Construction Contract the Vessel will be:

a.	legally and beneficially owned by the Borrower,
b.	registered in the name of the Borrower under the Bahamian or Maltese flag,

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c.	classed as required by Section 7.1.4(b),
d.	free of all recorded Liens, other than Liens permitted pursuant to Section 7.2.3,
e.	insured against loss or damage in compliance with Section 7.1.5, and
f.	exclusively operated by or chartered to the Guarantor or one of the Guarantor’s wholly-owned Subsidiaries.

SECTION 6.9. Obligations rank pari passu. The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower.

SECTION 6.10. No Filing, etc. Required. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Closing Date that have been made).

SECTION 6.11. No Immunity. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 6.12. Investment Company Act. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.13. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

ARTICLE VII

COVENANTS

SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.

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SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent the following financial statements, reports, notices and information:

a.

not later than 120 days after the end of each Fiscal Year its unaudited financial statements for each of its Fiscal Years. Each set of financial statements delivered pursuant to this Section 7.1.1 (a) shall be in accordance with GAAP and certified as to their correctness in all material respects by the chief financial officer or the treasurer of the Borrower;

b.

as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

c.

as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Guarantor in filings with the SEC; provided that the Borrower shall have given the Administrative Agent notice of the posting of any such filing;

d.

as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect its business, operations or financial condition; and

e.	such other information respecting the condition or operations, financial or otherwise, of the Borrower as any Lender through the Administrative Agent may from time to time reasonably request.

SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Documents and (b) the operation of the Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.

SECTION 7.1.3. Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clause (a) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

a.	the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.5);
b.

the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings; and

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c.	compliance with all applicable Environmental Laws.

SECTION 7.1.4. The Vessel. TheBorrower will:

a.

cause the Vessel to be exclusively operated by or chartered to the Guarantor or one of the Guarantor’s wholly-owned Subsidiaries, provided that the Guarantor or such Subsidiary may charter out the Vessel on a time charter with a stated duration not in excess of one year;

b.	cause the Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;
c.	upon delivery of the Vessel, provide the following to the Administrative Agent with respect to the Vessel:
(i)	evidence as to the ownership of the Vessel by the Borrower;
(ii)	evidence of no recorded Liens on the Vessel, other than Liens permitted pursuant to Section 7.2.3; and
(iii)	a copy of the final commercial invoice in respect of the Vessel as provided by the Builder, certified as a true and complete copy by an Authorized Officer of the Borrower or the Guarantor; and
d.	within seven days after delivery of the Vessel, provide the following to the Administrative Agent with respect to the Vessel:
(i)	evidence of the class of the Vessel; and
(ii)	evidence as to all required insurance being in effect with respect to the Vessel.

SECTION 7.1.5. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all such insurance maintained or caused to be maintained by the Borrower and certifying as to compliance with this Section.

SECTION 7.1.6. Books and Records. The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

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SECTION 7.1.7. Hermes Insurance Policy. The Borrower shall, on the reasonable request of the Hermes Agent, provide such other information as required under the Hermes Insurance Policy as necessary to enable the Hermes Agent to obtain the full support of Hermes pursuant to the Hermes Insurance Policy. The Borrower must pay to the Hermes Agent the amount of all reasonable costs and expenses reasonably incurred by it in connection with complying with a request by Hermes for any additional information necessary or desirable in connection with the Hermes Insurance Policy, provided that the Borrower is consulted before the Hermes Agent incurs any such cost or expense.

SECTION 7.2. Negative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. Business Activities. The Borrower will not engage in any business activity other than the ownership, operation and chartering of the Vessel and other business activities reasonably related thereto.

SECTION 7.2.2. Indebtedness. The Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

a.	Indebtedness secured by Liens of the type described in Section 7.2.3;
b.	Indebtedness owing to the Guarantor or a wholly owned direct or indirect Subsidiary of the Guarantor; and
c.	Indebtedness in an aggregate outstanding amount not to exceed $25,000,000 at any time.

SECTION 7.2.3. Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

a.	Liens securing Government-related Obligations;
b.

Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

c.

Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

d.	Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;
e.	Liens for current crew’s wages and salvage;

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f.

Liens arising by operation of law as the result of the furnishing of necessaries for the Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

g.	Liens on the Vessel that:

(i)     secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)    were incurred in the course of or incidental to trading the Vessel in connection with repairs or other work to the Vessel; or

(iii)   were incurred in connection with work to the Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

provided that, in each case described in this clause (g), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings; and

h.	Liens securing obligations in an aggregate outstanding amount not to exceed $25,000,000 at any time.

SECTION 7.2.4. Investments. The Borrower will not make, incur, assume or suffer to exist any Investment in any other Person other than (a) Investments in the Guarantor or any direct or indirect wholly-owned Subsidiary of the Guarantor and (b) Investments in an aggregate outstanding amount not to exceed $25,000,000 at any time, determined net of any cash returns on or repayments or sales of such Investments.

SECTION 7.2.5. Consolidation, Merger, etc. The Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person except the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Guarantor or any other Subsidiary of the Guarantor, and the assets or stock of the Borrower may be purchased or otherwise acquired by the Guarantor or any other Subsidiary of the Guarantor.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any principal of or interest on the Loan or any Commitment Fee, or the Guarantor and the Borrower shall default in the payment of any fee due and payable under the Fee Letter, provided that, in the case of any default in the payment of any interest on the Loan or of any Commitment Fee, such default shall continue unremedied for a period of at least two Business Days after notice thereof shall have been given to the Borrower by the

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Administrative Agent; and provided further that, in the case of any default in the payment of any fee due and payable under the Fee Letter, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Guarantor by the Administrative Agent.

SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or the Guarantor made or deemed to be made hereunder or in the Guarantee (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made.

SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower or the Guarantor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than Sections 8.1.1 and 8.1.2 hereof and the financial covenants set forth in the Guarantee) and such default shall continue unremedied for a period of ten days after notice thereof shall have been given to the Borrower by the Administrative Agent (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such ten-day period) and (b) the Borrower or the Guarantor is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

SECTION 8.1.4. Default on Other Indebtedness. The Borrower or the Guarantor shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $50,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or the Guarantor would be required to pay if such instrument were terminated at such time.

SECTION 8.1.5. Bankruptcy, Insolvency, etc. The Borrower or the Guarantor shall:

a.	generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

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b.

apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

c.

in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that in the case of such an event in respect of the Borrower or the Guarantor, the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents;

d.

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief or shall remain for 30 days undismissed, provided that in the case of such an event in respect of the Borrower or the Guarantor, the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents; or

e.	take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to the Borrower, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the outstanding principal amount of the Loan and other Obligations to be immediately due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment.

ARTICLE IX

PREPAYMENT EVENTS

SECTION 9.1. Listing of Prepayment Events. Each of the following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.

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SECTION 9.1.1. Change in Ownership. The Guarantor ceases to own beneficially directly or indirectly at least 51% of the issued stock carrying voting rights of the Borrower.

SECTION 9.1.2. Total Loss. The Vessel is or becomes a Total Loss and the period of one hundred eighty days from such Total Loss has elapsed. “Total Loss” for these purposes shall mean an actual, constructive, agreed, compromised or arranged total loss of the Vessel or a requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire.

SECTION 9.1.3. Unenforceability. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit D-1 or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Administrative Agent.

SECTION 9.1.4. Approvals. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or (as the case may be) the Guarantor to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

SECTION 9.1.5. Non-Performance of Certain Covenants and
                             Obligations. The Guarantor shall default in the due performance and observance of any of the financial covenants set forth in the Guarantee.

SECTION 9.1.6. Judgments. Any judgment or order for the payment of money in excess of $25,000,000 in the case of the Borrower and $50,000,000 in the case of the Guarantor shall be rendered against the Borrower or Guarantor by a court of competent jurisdiction and the Borrower or Guarantor shall have failed to satisfy such judgment and either:

a.

enforcement proceedings in respect of any material assets of the Borrower or Guarantor shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five Business Days after the commencement of such enforcement proceedings; or

b.	there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.7. Condemnation, etc. The Vessel shall be condemned or otherwise taken under color of law and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

SECTION 9.1.8. Arrest. The Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

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SECTION 9.1.9. Consolidation or Merger of Guarantor. The Guarantor consolidates with or merges with or into, or conveys, transfers or leases its properties and assets substantially as an entirety to any Person and (other than in the case of a merger or consolidation where the Guarantor is the surviving entity) the surviving or successor Person or transferee Person does not by way of operation of law or otherwise assume all the obligations of the Guarantor under the Guarantee.

SECTION 9.1.10. Sale/Disposal of Vessel. The Vessel is sold to a company which is not the Guarantor or any other Subsidiary of the Guarantor (other than for the purpose of a lease back to the Guarantor or any other Subsidiary of the Guarantor).

SECTION 9.1.11. Delayed Delivery of the Vessel. If within 15 days after the Closing Date the Loan has not been utilized to pay for the delivery of the Vessel.

Notwithstanding anything else contained in this Agreement, if, prior to delivery of the Vessel, the Borrower makes a Mandatory Prepayment pursuant to Section 9.2 or a voluntary prepayment pursuant to Section 3.2(a) and the Vessel is delivered prior to the Commitment Termination Date, the Borrower shall be entitled to make an additional Loan Request prior to the Commitment Termination Date as if the funds had not been previously advanced. Payment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

SECTION 9.2. Mandatory Prepayment. If any Prepayment Event shall occur and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall, by notice to the Borrower, require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.1. Actions. Each Lender hereby appoints KfW IPEX-Bank GmbH, as its agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Administrative Agent shall not be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of the Administrative Agent, be contrary to any provision of this Agreement of any Loan Document or to any law, or would expose the Administrative Agent to any actual or potential liability to any third party.

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SECTION 10.2. Indemnity. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, the Administrative Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent’s determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.3. Funding Reliance, etc. Each Lender shall notify the Administrative Agent by 4:00 p.m., Frankfurt time, one day prior to the advance of the Loan if it is not able to fund the following day. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., Frankfurt time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loan.

SECTION 10.4. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. Without limitation of the generality of the foregoing, the Administrative Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts

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selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Borrower, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower, the Guarantor or any Lender on account of (A) the failure of a Lender, the Borrower or the Guarantor to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the Borrower or the Guarantor; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.

SECTION 10.5. Successor. The Administrative Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders, provided that any such resignation shall not become effective until a successor Administrative Agent has been appointed as provided in this Section 10.5 and such successor Administrative Agent has accepted such appointment. If the Administrative Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Administrative Agent which shall thereupon become such Administrative Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event or Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Administrative Agent). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Administrative Agent’s giving notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $500,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the resigning Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative

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Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of:

(a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

(b)	Section 11.3 and Section 11.4 shall continue to inure to its benefit.

If a Lender acting as the Administrative Agent assigns its Loan to one of its Affiliates, such Administrative Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Administrative Agent to such Affiliate.

SECTION 10.6. Loans by the Administrative Agent. The Administrative Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Administrative Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Administrative Agent.

SECTION 10.7. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.8. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 10.9. The Administrative Agent’s Rights. The Administrative Agent may (i) assume that all representations or warranties made or deemed repeated by the Borrower or the Guarantor in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Administrative Agent, it has acquired actual knowledge to the

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contrary, (ii) assume that no Default has occurred unless, in its capacity as the Administrative Agent, it has acquired actual knowledge to the contrary,(iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower or the Guarantor on a certificate signed by or on behalf of the Borrower or the Guarantor and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until the Administrative Agent has received from the Lenders any payment which the Administrative Agent may require on account of, or any security which the Administrative Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

SECTION 10.10. The Administrative Agent’s Duties. The Administrative Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or the Guarantor or as to the existence of an Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Administrative Agent has actual knowledge.

The Administrative Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Borrower or the Guarantor or actual knowledge of the occurrence of any Default unless a Lender, the Borrower or the Guarantor shall have given written notice thereof to the Administrative Agent in its capacity as the Administrative Agent. Any information acquired by the Administrative Agent other than specifically in its capacity as the Administrative Agent shall not be deemed to be information acquired by the Administrative Agent in its capacity as the Administrative Agent.

The Administrative Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or the Guarantor or with the Borrower’s or the Guarantor’s subsidiaries or associated companies or with a Lender as if it were not the Administrative Agent.

SECTION 10.11. Employment of Agents. In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, the Administrative Agent shall be entitled to employ and pay agents to do anything which the Administrative Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Administrative Agent in good faith to be competent to give such opinion, advice or information.

SECTION 10.12. Distribution of Payments. The Administrative Agent shall pay promptly to the order of each Lender that Lender’s Percentage Share of every sum of money received by the Administrative Agent pursuant to this Agreement or the Loan Documents (with

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the exception of any amounts payable pursuant to Section 3 of the Guarantee and/or any Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Administrative Agent for the account of the Administrative Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Administrative Agent on trust absolutely for that Lender.

SECTION 10.13. Reimbursement. The Administrative Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Administrative Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section 10.13 before it has itself received payment of that amount, and the Administrative Agent does not in fact receive payment within five (5) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Administrative Agent, refund to the Administrative Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Administrative Agent for any amount which the Administrative Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Administrative Agent receives reimbursement.

SECTION 10.14. Instructions. Where the Administrative Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide the Administrative Agent with instructions within three (3) Business Days of the Administrative Agent’s request (which request may be made orally or in writing). If a Lender does not provide the Administrative Agent with instructions within that period, that Lender shall be bound by the decision of the Administrative Agent. Nothing in this Section 10.15 shall limit the right of the Administrative Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders if the Administrative Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents. In that event, the Administrative Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Administrative Agent pursuant to this Section 10.15.

SECTION 10.15. Payments. All amounts payable to a Lender under this Section 10.16 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Administrative Agent.

SECTION 10.16. “Know your customer” Checks. Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.

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SECTION 10.17. No Fiduciary Relationship. Except as provided in Section 10.13, the Administrative Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between the Administrative Agent and any other person.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

a.	modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;
b.	modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;
c.	increase the Commitment of any Lender shall be made without the consent of such Lender;
d.	reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;
e.	extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;
f.

extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or

g.	affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as such shall be made without consent of the Administrative Agent.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The

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Lenders hereby agree, at any time and from time to time that the Citibank Credit Agreement is amended prior to the Closing Date, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the Citibank Credit Agreement.

SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form.

SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated. In addition, the Borrower agrees to pay reasonable fees and out of pocket expenses of counsel to the Administrative Agent in connection with the funding under this Agreement. The Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Administrative Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful

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misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided, that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed). Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense. The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without

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limitation, any loss of profits, business or anticipated savings). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent and the Borrower) shall have been received by the Administrative Agent and the Borrower (or, in the case of any Lender, receipt of signature pages transmitted by facsimile) and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

SECTION 11.9. Third Party Rights. Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it other than a Lender.

SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

a.

except to the extent permitted under Section 7.2.5, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender; and

b.	the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

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SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan. Each Lender may assign, or sell participations in, its Loan to one or more other Persons in accordance with this Section 11.11.

SECTION 11.11.1. Assignments i) KfW, (A) with the written consent of the Borrower (which consent shall not be unreasonably delayed or withheld but which consent shall be deemed to have been given in the absence of a written notice delivered by the Borrower to KfW, on or before the fifth Business Day after receipt by the Borrower of KfW’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign and delegate to one or more commercial banks or other financial institutions, when taken together with participations sold by KfW pursuant to Section 11.11.2, up to 50.0% of the aggregate principal amount of the Loan or the total aggregate Commitments and (B) after having assigned or delegated, when taken together with participations sold by KfW pursuant to Section 11.11.2, 50.0% of the Loan or total aggregate Commitments (pursuant to the foregoing clause (A) and/or Section 11.11.2, with the written consent of the Borrower (which consent may be withheld at the discretion of the Borrower) may at any time assign and delegate to one or more commercial banks or other financial institutions all or any fraction of KfW’s remaining Loan or Commitment.

(ii) Any Lender (other than KfW) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign and delegate to one or more commercial banks or other financial institutions all or any fraction of such Lender’s Loan; provided that any Affiliate of KfW shall be subject to the provisions of Section 11.11.1(i) and 11.11.2(f) as if such Affiliate were KfW.

(iii) Any Lender, with notice to the Borrower and the Administrative Agent, and, notwithstanding the foregoing clauses (i) and (ii), without the consent of the Borrower or the Administrative Agent, may assign and delegate (A) to any of its Affiliates or (B) following the occurrence and during the continuance of an Event of Default or a Prepayment Event, to any other Person, in either case, all or any fraction of such Lender’s Loan.

(iv) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Administrative Agent) assign and pledge all or any portion of its Loan to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank all or any fraction of such Lender’s Loan;

(v) No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to Hermes and has obtained a prior written consent from Hermes.

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(vi) Nothing in this Section 11.11.1 shall prejudice the right of the Lender to assign its rights under this Agreement to Hermes, if such assignment is required to be made by that Lender to Hermes in accordance with the Hermes Insurance Policy.

Each Person described in the foregoing clauses as being the Person to whom such assignment and delegation is to be made, is hereinafter referred to as an “Assignee Lender”. Assignments in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s Loan and Commitment) (which assignment and delegation shall be of a constant, and not a varying, percentage of such Lender’s Loan) are permitted; provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

a.

written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

b.	such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and
c.	the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. In no event shall the Borrower be required to pay to any Assignee Lender at the time of the relevant assignment any amount under Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $2,000 (and shall also reimburse the Administrative Agent for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).

SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:

a.	no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;

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b.	such Lender shall remain solely responsible for the performance of its obligations hereunder;
c.

the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

d.

no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;

e.

the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and

f.

KfW may not sell participating interests pursuant to this Section 11.11.2 aggregating, when taken together with Loans and/or Commitments sold by KfW pursuant to Section 11.11.1, more than 50.0% of the aggregate principal amount of the Loan without the written consent of the Borrower (which consent shall not be required following the occurrence and during the continuance of an Event of Default or a Prepayment Event).

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6 and clause (e) of 7.1.1, shall be considered a Lender.

SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person

SECTION 11.13. Hermes Insurance Policy.

SECTION 11.13.1. Terms of Hermes Insurance Policy

(a)	95% cover of the Loan.
(b)	The Hermes Fee will not exceed 2.3% of the Loan as advanced on the Closing Date.
(c)

The parties have entered into this Agreement on the basis that the Hermes Insurance Policy shall contain the following terms and should such terms not be included within the Hermes Insurance Policy, then the Borrower may cancel the Commitment(s):

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(i)	EUR 2,436,940 of Hermes Fee (“First Fee”) will be payable to Hermes on demand following the issue of the Hermes Insurance Policy;
(ii)	2.3% of the Loan as advanced on the Closing Date less the First Fee (“Second Fee’) will be payable to Hermes on the Closing Date;
(iii)

if the Commitments are cancelled in full by the Borrower or the Lender on or prior to the Closing Date, Hermes shall be required to reimburse the Hermes Agent the amount of the First Fee less an administration fee (such administration fee to be no greater than 5% of the amount refunded but in any event not exceeding EUR 2,500); and

(iv)

if, after the Closing Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, Hermes shall be required to reimburse the Hermes Agent an amount equal to all or a corresponding proportion of the unexpired portion of the Hermes Fee, having regard to the amount of the prepayment and the remaining term of the Loan less an administration fee (such fee to be no greater than 5% of the amount refunded but in any event not exceeding EUR 2,500).

SECTION 11.13.2. Obligations of the Borrower.

(a)

Provided that the Hermes Insurance Policy complies with Section 11.13.1, the Borrower shall pay or cause the Guarantor to pay (a) the First Fee to the Hermes Agent or Hermes on demand following the issue of the Hermes Insurance Policy and (b) the Second Fee to the Hermes Agent or Hermes on the Closing Date. In each case, if received by the Hermes Agent, the Hermes Agent shall pay such amount to Hermes.

(b)

Provided that the Hermes Insurance Policy complies with Section 11.13.1, the Borrower shall pay or cause the Guarantor to pay to the Hermes Agent or Hermes an issue fee of EUR 12,500 for the issue of the Hermes Insurance Policy on demand following issue of the Hermes Insurance Policy.

SECTION 11.13.3. Obligations of the Hermes Agent.

(a)

Promptly upon receipt of the Hermes Insurance Policy from Hermes, the Hermes Agent shall (subject to any confidentiality undertakings given to Hermes by the Hermes Agent pursuant to the terms of the Hermes Insurance Policy) send a copy thereof to the Borrower or the Guarantor.

(b)

The Hermes Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by Hermes under the Hermes Insurance Policy as necessary to ensure that the Lenders obtain the support of Hermes pursuant to the Hermes Insurance Policy.

(c)	The Hermes Agent shall:

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(i)

make written requests to Hermes seeking a reimbursement of the Hermes Fee in the circumstances described in Section 11.13.1(c)(iii) or (iv) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to Hermes by the Hermes Agent pursuant to the terms of the Hermes Insurance Policy) provide a copy of the request to the Borrower;

(ii)	use its reasonable endeavours to maximize the amount of any reimbursement of the Hermes Fee to which the Hermes Agent is entitled;
(iii)	pay to the Borrower the full amount of any reimbursement of the Hermes Fee that the Hermes Agent receives from Hermes within two (2) Business Days of receipt with same day value; and
(iv)

relay the good faith concerns of the Borrower to Hermes regarding the amount it is required to pay to Hermes or the amount of any reimbursement to which the Hermes Agent is entitled, it being agreed that the Hermes Agent’s obligation shall be no greater than simply to pass on to Hermes the Borrower’s concerns.

SECTION 11.14. Law and Jurisdiction

SECTION 11.14.1. Governing Law. This Agreement shall in all respects be governed by and interpreted in accordance with English Law.

SECTION 11.14.2. Jurisdiction. For the exclusive benefit of the Administrative Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

SECTION 11.14.3. Alternative Jurisdiction. Nothing contained in this Clause shall limit the right of the Administrative Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

SECTION 11.14.4. Service of Process. Without prejudice to the right of the Administrative Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to Celebrity Cruises, presently at Building 2, Aviator Park, Station Road, Addlestone, Surrey KT15 2PG, Attention: EMEA Legal Director, with a copy to Royal Caribbean Cruises Ltd., presently at 1050 Caribbean Way, Miami, Florida 33132, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post.

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Hull No. S-675 Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CELEBRITY SOLSTICE INC.,

as Borrower

By _/s/ James Shields_________________

Name: James Shields

Title: Senior Vice President and Treasurer

Address: 1050 Caribbean Way

Miami, Florida 33132

Facsimile No.: (305) 539-6400

Attention: Vice President of Treasury

With a copy to: General Counsel

KFW IPEX-BANK GMBH,

as Hermes Agent, Administrative Agent and Lender

Commitment: 50% of the US Dollar Equivalent of 80% of the Contract Price of the Vessel, up to EUR 206,000,000	By_/s/ Josef Schmid___________ Name: Josef Schmid Title: Vice President By _/s/ Andreas Treede_________ Name: Andreas Treede Title: First Vice President
Address: Palmengartenstrasse 5-9 D-60325 Frankfurt am Main Germany Facsimile No.: 49 (69) 7431 3768; Attention: Shipfinancing Department
With a copy to: Facsimile No.: 49 (69) 7431 2944; Attention: Credit Operations

[SIGNATURE PAGE TO HULL NO. S-675 CREDIT AGREEMENT]

BNP PARIBAS S.A.,

as Lender

Commitment: 50% of the US Dollar Equivalent of 80% of the Contract Price of the Vessel, up to EUR 206,000,000

By_/s/ Jean Philippe Poirier_________

Name: Jean Philippe POIRIER
Title: Deputy Head of Export Finance Americas

By_/s/ Stefan Born_________

Name: Stefan BORN
Title: Senior Project Manager – Export Finance

For Administrative relations:

Global Structured Finance/Export Finance /Commercial Support & Loan Implementation
37 Place du Marché Saint Honoré
ACI: CHDESA1
75031 Paris Cedex 01
France
Tel: 01 43 16 81 68/01 43 16 81 55
Fax: 01 43 16 81 84
Attention: Bernard AUMASSON or Martine CHATTEL

For payments, claims of fees, Interest:

BNP Paribas
LSI-BOCI-Crédits Acheteurs
150 rue du Fg poissonnière
75009 PARIS
France
Attention : Anne Marie BREGERAS or Hélène LAGRANGE
Tel: 01 40 14 30 81/01 40 14 59 44
Fax: 01 40 14 27 40/01 40 14 10 50

[SIGNATURE PAGE TO HULL NO. S-675 CREDIT AGREEMENT]

EXHIBIT A

Preliminary Repayment Schedule
US Dollars ($)

No.	Repayment Dates		Repayment	Loan Balance

1	6	months after Delivery
2	12	months after Delivery
3	18	months after Delivery
4	24	months after Delivery
5	30	months after Delivery
6	36	months after Delivery
7	42	months after Delivery
8	48	months after Delivery
9	54	months after Delivery
10	60	months after Delivery
11	66	months after Delivery
12	72	months after Delivery
13	78	months after Delivery
14	84	months after Delivery
15	90	months after Delivery
16	96	months after Delivery
17	102	months after Delivery
18	108	months after Delivery
19	114	months after Delivery
20	120	months after Delivery
21	126	months after Delivery
22	132	months after Delivery
23	138	months after Delivery
24	144	months after Delivery

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EXHIBIT B

FORM OF LOAN REQUEST

KfW IPEX-Bank GmbH,

as Administrative Agent

Palmengartenstrasse 5-9

D-60325 Frankfurt am Main

Federal Republic of Germany

Attention:	[Name]
[Title]

HULL NO. S-675 – NOTICE OF DRAWDOWN

Gentlemen and Ladies:

This Loan Request is delivered to you pursuant to Section 2.2 of the Hull No. S-675 Credit Agreement, dated as of August 7, 2008 (together with all amendments, if any, from time to time made thereto, the “Agreement”), among Celebrity Solstice Inc. (the “Borrower”), KfW IPEX-Bank GmbH as administrative agent (in such capacity, the “Administrative Agent”), and as Hermes agent, and KfW IPEX-Bank GmbH, BNP Paribas S.A. and the various other financial institutions from time to time party thereto as Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Agreement.

The Borrower hereby requests that the Loan be made in the aggregate principal amount of [US$          ] on ___________, 200__, which amount does not exceed the US Dollar Equivalent of 80% of the Contract Price of the Vessel (as adjusted from time to time in accordance with the Construction Contract). The US dollar amount is based on the weighted average rate of exchange that the Guarantor has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amount of EUR with Dollars for the payment of the final installment of the Contract Price. True and complete copies of the counterparty confirmations evidencing the rates of exchange that the Guarantor has agreed to pay its counterparties for the purchase of the relevant amount of EUR with Dollars are attached.

Please wire transfer the proceeds of the Loan as follows:

[details to be provided]

The Borrower hereby acknowledges that, pursuant to Section 5.1.5 of the Agreement, each of the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the Loan requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loan (before and after giving effect

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thereto and to the application of the proceeds therefrom), all statements set forth in Article VI of the Agreement are true and correct in all material respects.

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 200__.

Celebrity Solstice Inc.

By: ________________________

Name:

Title:

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EXHIBIT C

To	KfW IPEX-Bank GmbH,
as Lender, Hermes Agent
and Administrative Agent
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Germany

BNP Paribas S.A., as Lender
Global Structured Finance/Export Finance/
Commercial Support & Loan Implementation
37 Place du Marché Saint Honoré
ACI: CHDESA1
75031 Paris Cedex 01
France

and each other Lender (if any)

[Insert date of execution]

Dear Sirs

We refer to the Hull No. S-675 Credit Agreement dated August 7, 2008 (the “Agreement”) made among Celebrity Solstice Inc. (the “Borrower”), a wholly-owned subsidiary of ourselves, Royal Caribbean Cruises Ltd. (the “Guarantor”), KfW IPEX-Bank GmbH, , as Hermes agent (in such capacity, the “Hermes Agent”) and as administrative agent (in such capacity, the “Administrative Agent”), and KfW IPEX-Bank GmbH, BNP Paribas S.A. and the various other financial institutions from time to time party thereto as lenders (the “Lenders”, and together with the Hermes Agent and the Administrative Agent, the “Lender Parties”), pursuant to which the Lenders have agreed to make available to the Borrower a loan facility of up to the US Dollar Equivalent corresponding to EUR 412,000,000 upon the terms and conditions therein contained. It is a condition of the availability of the said loan facility that we issue this Letter of Guarantee in favour of the Lender Parties.

In consideration of the Lenders making the said loan facility available to the Borrower on the terms and conditions of the Agreement we hereby unconditionally and irrevocably: (1) guarantee the due payment of all amounts payable by the Borrower to each Lender Party under or in connection with the Agreement and (2) undertake to pay to each Lender Party forthwith upon such Lender Party’s demand from time to time any and all amounts which the Borrower shall now or in the future be or become liable to pay to such Lender Party under the Agreement whether by acceleration or otherwise and which the Borrower shall have failed to pay within seven (7) days following receipt of written notice from the

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Administrative Agent to the Borrower, with a copy to ourselves, that the relevant amount(s) has become due and payable under the Agreement.

In the event that any Lender Party does not receive on the due date any sum due under this Letter of Guarantee we shall pay to such Lender Party on demand interest on such sum from and including the due date therefore to the date of actual payment (as well after as before judgment) at the rate described in (but without duplication to the Borrower’s obligation to pay default interest under) Section 3.3.3. of the Agreement.

We unconditionally and irrevocably agree that, if any sums hereby guaranteed are not recoverable on the basis of a guarantee or by reason of any purported obligation of the Borrower, which would have been the subject of this Letter of Guarantee had it been valid and enforceable, is not or ceases to be valid or enforceable against the Borrower on any ground whatsoever (whether or not known to any Lender Party), then we will, as a separate and independent stipulation and as a primary obligor, pay to such Lender Party on demand an amount or amounts equal to the amount or amounts which we would have been liable to pay but for such irrecoverability or lack of validity or enforceability and will on demand indemnify each Lender Party against any loss or liability suffered or incurred by it as a result of such irrecoverability or lack of validity or enforceability.

This Letter of Guarantee shall be held by each Lender Party as a continuing obligation and shall not be satisfied by any intermediate payment or satisfaction of any part of the moneys hereby guaranteed and shall be in addition to any other security, right or remedy held by or available to it.

Our liability to each Lender Party under this Letter of Guarantee shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without our knowledge or consent):

(a)	any time, forbearance or other indulgence given or agreed by any Lender Party to or with the Borrower in respect of any of its obligations under the Agreement; or

(b)	any legal limitation, disability or incapacity relating to the Borrower; or

(c)	any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any obligations of the Borrower under the Agreement or any amendment to or variation thereof; or

(d)	any change in the name, constitution or otherwise of the Borrower or ourselves or the merger or consolidation of the Borrower or ourselves with any other corporate entity; or

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(e)

the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of the Borrower or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of the Borrower or the occurrence of any circumstances whatsoever affecting the Borrower’s liability to discharge its obligations under the Agreement; or

(f)	any other act, matter or thing which might otherwise constitute a legal or equitable discharge of any of our obligations under this Letter of Guarantee.

Until the moneys hereby guaranteed have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Administrative Agent, we shall not by virtue of any payment made hereunder on account of such moneys:

(a)	exercise any rights of subrogation, reimbursement or indemnity in relation to any rights, security or moneys held or received or receivable by any Lender Party; or

(b)	receive, claim or have the benefit of any security or indemnity from the Borrower in respect of our obligations under this Letter of Guarantee; or

(c)	take any other step to enforce any right or remedy against the Borrower in respect of our obligations under this Letter of Guarantee; or

(d)	claim any set-off or counterclaim against the Borrower or claim or prove in competition with any Lender Party in any liquidation or bankruptcy (or proceedings analogous thereto) of the Borrower.

Other than serving a notice on the Borrower (with a copy to ourselves) that an amount has become due and payable under the Agreement (and seven (7) days elapsing from the date of such notice) no Lender Party shall be obliged to take any other action or proceedings against the Borrower before becoming entitled to enforce this Letter of Guarantee.

We hereby undertake with each Lender Party that, if following a demand for payment under this Letter of Guarantee we fail to make such payment within the seven (7) day notice period referred to above, we will not, and we will procure that none of our Subsidiaries will, thereafter without the prior written consent of the Required Lenders:

(a)	demand or accept payment or repayment, in whole or in part from the Borrower of any of the Subordinated Liabilities (as hereinafter defined); or

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(b)

commence any proceedings against the Borrower or take any action for or in respect of the recovery of any of the Subordinated Liabilities or any part thereof (including, without limitation, any action or step with a view to winding up the Borrower or the filing of any proof or claim in any bankruptcy of the Borrower), and for these purposes:

“Subordinated Liabilities” means any obligation for the payment or repayment of money of the Borrower to ourselves or to any of our Subsidiaries.

All payments to be made by us or on our behalf to any Lender Party pursuant to this Letter of Guarantee shall be made (a) without any set-off, counterclaim or condition whatsoever and (b) free and clear of, and without deduction for or on account of, any present or future Covered Taxes (as defined in the Agreement) unless we are required by law or regulation to make such payment subject to any Covered Taxes. In the event that any withholding or deduction from any payment to be made by us hereunder is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then we will:

(a)	pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)	promptly forward to the applicable Lender Party an official receipt or other documentation satisfactory to it evidencing such payment to such authority; and

(c)

pay to such Lender Party such additional amount or amounts as is necessary to ensure that the net amount actually received by it will equal the full amount which it would have received had no such withholding or deduction been required.

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against ourselves or for any other reason, any payment under or in connection with this Letter of Guarantee is made or fails to be satisfied in a currency (the “payment currency”) other than the currency in which such payment is due under or in connection with this Letter of Guarantee (the “contractual currency”), then to the extent that the amount of such payment actually received by such Lender Party, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Letter of Guarantee, we, as a separate and independent obligation, shall indemnify and hold harmless such Lender Party against the amount of such shortfall. For these purposes, “rate of exchange” means the rate at which such Lender Party is able on or about the date of such payment to purchase the contractual currency with the payment currency and shall take into account the costs of exchange with respect thereto.

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1)	Definitions. Unless otherwise defined, terms used herein have the meanings provided in the Agreement.

“Accumulated Other Comprehensive Income (Loss)” means at any date the Guarantor’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

“Capitalization” means, as at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Guarantor or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Letter of Guarantee, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Guarantor’s balance sheet prepared in accordance with GAAP.

“Compliance Certificate” means a certificate evidencing the Guarantor’s compliance with the financial covenants contained in this Letter of Guarantee, such certificate to show reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent.

“Existing Debt” means the obligations of the Guarantor or its Subsidiaries in connection with the Bareboat Charterparty with respect to the vessel BRILLIANCE OF THE SEAS dated July 5, 2002 between Halifax Leasing (September) Limited and RCL (UK) LTD, and the replacement, extension, renewal or amendment of the foregoing without increase in the amount or change in any direct or contingent obligor of such obligations.

“Existing Principal Subsidiaries” means each Subsidiary of the Guarantor that is a Principal Subsidiary on the date hereof.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Guarantor.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

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a.	net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Guarantor’s consolidated statement of cash flow for such period, to
b.	the sum of:
i.	dividends actually paid by the Guarantor during such period (including, without limitation, dividends in respect of preferred stock of the Guarantor); plus
ii.

scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Guarantor and its Subsidiaries for such period.

“Government-related Obligations” means obligations of the Guarantor or any Subsidiary of the Guarantor under, or Indebtedness incurred by the Guarantor or any Subsidiary of the Guarantor to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Guarantor and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Guarantor or any Subsidiary of the Guarantor.

“Guarantor Vessel” means a passenger cruise vessel owned by the Guarantor or one of its Subsidiaries.

“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Guarantor and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication):

a.	all cash on hand of the Guarantor and its Subsidiaries; plus
b.	all Cash Equivalents.

“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.

“New Financings” means proceeds received after the date of the Agreement from:

a.

borrowed money (whether by loan or issuance and sale of debt securities), including drawings under the Guarantor’s Credit Agreement dated as of March 27, 2003, as amended and restated as of June 29, 2007 (as further amended from time to time) among the Borrower, Citibank, N.A., as administrative agent and the various financial institutions party thereto and the Agreement, and

b.	the issuance and sale of equity securities.

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“Principal Subsidiary” means any Subsidiary of the Guarantor that owns a Guarantor Vessel.

“Stockholders’ Equity” means, as at any date, the Guarantor’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.

2)	Declarations and Undertakings.

a)	We hereby represent and warrant to each Lender Party that:

i)	we are a corporation validly organised and existing in good standing under the laws of the Republic of Liberia;

ii)	we have full power and authority, and have taken all corporate action necessary to enter into this Letter of Guarantee and perform our obligations hereunder;

iii)	the execution, delivery and performance by us of this Letter of Guarantee do not:

(1)	contravene our articles of incorporation and by-laws;

(2)

contravene any law or governmental regulation of England, U.S.A. or the Republic of Liberia, except to the extent that failure to comply with such law or regulation, in each case, would not reasonably be expected to have a Material Adverse Effect;

(3)	contravene any court decree or order binding on us or any of our property, except as would not reasonably be expected to have a Material Adverse Effect;

(4)

contravene any contractual restriction binding on us or any of our property, except to the extent that failure to comply with such restriction would not reasonably be expected to have a Material Adverse Effect;

iv)

this Letter of Guarantee constitutes our legal, valid and binding obligation enforceable against us in accordance with the terms hereof except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles;

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v)

our obligations under this Letter of Guarantee rank at least pari passu in right of payment and in all other respects with all our other unsecured unsubordinated Indebtedness (as defined in the Agreement);

vi)

neither we nor any of our properties or revenues is entitled to any right of immunity in the U.S.A. or England from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to our obligations hereunder (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted to exist);

vii)

no filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of the U.S.A. or England to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Letter of Guarantee;

viii)

we have not at the date hereof received any notice requiring any of our Indebtedness (as defined in the Agreement) in excess of US$50,000,000 to be prepaid (whether by redemption, purchase, offer to purchase or otherwise) prior to its stated maturity;

ix)

the financial and other information (other than projections and other forward looking information) furnished to the Administrative Agent in writing by or on behalf of the Guarantor by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Letter of Guarantee, when read together with all other financial and other information furnished to the Administrative Agent, is, to the best knowledge and belief of the Guarantor, true and correct in all material respects and contains no misstatement of a fact of a material nature. All financial projections have been prepared in good faith by the Guarantor based on assumptions believed by the Guarantor to be reasonable at the time of delivery of such information (it being understood that such projections are subject to significant contingencies and uncertainties, many of which are beyond the Guarantor’s control, and no assurance can be given that such projections will be realized). All financial and other information furnished to the Administrative Agent in writing by or on behalf of the Guarantor by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Guarantor in good faith; and

x)

as of the date of this Letter of Guarantee, no payment to be made by the Guarantor or the Borrower under any Loan Document to which it is a party is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

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b)	We further undertake that as and from the date of this Letter of Guarantee and until such time as the Loan to the Borrower has been paid in full to perform the obligations set forth below:

i)	We will furnish, or cause to be furnished, to the Administrative Agent the following financial statements and notices:

(1)

as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of our report on Form 10-Q (or any successor form) as filed by us with the Securities and Exchange Commission for such Fiscal Quarter, containing our unaudited consolidated financial statements for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

(2)

as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of our annual report on Form 10-K (or any successor form) as filed by us with the Securities and Exchange Commission for such Fiscal Year, containing our audited consolidated financial statements for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLC or another firm of independent public accountants of similar standing; and

(3)

promptly after each of the statements delivered pursuant to the foregoing clause (1) or (2) is delivered or deemed delivered, a Compliance Certificate as of the last day of the relevant Fiscal Quarter or Fiscal Year.

Any information required to be furnished pursuant to paragraphs (1) and (2) of this Section 2(b)(i) shall be deemed to have been furnished on the date on which such information is posted on the Guarantor’s website on the Internet at www.rclinvestor.com or shall be available on the SEC’s website on the Internet at www.sec.gov; provided that the Guarantor shall have given the Administrative Agent notice of such posting.

Each Lender shall be entitled to disclose to any “Assignee Lender” and/or “Participant” (as each such expression is defined in the Agreement) such information in respect of ourselves and our Subsidiaries as such Lender shall consider appropriate provided that where such information has been given to such Lender on the basis that it is to be treated by such Lender as confidential such Lender shall only disclose such information to such Assignee Lender and/or Participant if such Assignee Lender and/or Participant has first given its assurance that it will also treat such information as confidential.

ii)	We will not permit our:

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(1)	Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1;

(2)	Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; or

(3)

Stockholders’ Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) $4,150,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Guarantor and its Subsidiaries have a consolidated net loss).

iii)

We will not, and will not permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien (as defined in the Agreement) upon any property, revenues or assets, whether now owned or hereafter acquired, except:

(1)

Liens on the vessel BRILLIANCE OF THE SEAS existing as of the Effective Date of the Agreement and securing the Existing Debt (and any Lien on BRILLIANCE OF THE SEAS securing any refinancing of the Existing Debt, so long as such Guarantor Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

(2)

Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Guarantor after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Guarantor or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Guarantor Vessel, owns a Guarantor Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of the Guarantor’s Credit Agreement dated as of March 27, 2003, as amended and restated as of June 29, 2007 (as further amended from time to time) among the Borrower, Citibank, N.A., as administrative agent and the various financial institutions party thereto and the Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

(3)

in addition to other Liens permitted hereunder, Liens securing Indebtedness in an aggregate principal amount at any one time outstanding not exceeding the greater of (determined at the time of creation of such

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

Lien) (x) 3.5% of the total assets of the Guarantor and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter or (y) $225,000,000, provided that, with respect to each such item of Indebtedness, the fair market value of the assets subject to Liens securing such Indebtedness (determined at the time of the creation of such Lien) shall not exceed two times the aggregate principal amount of such Indebtedness (and for purposes of this clause (3), the fair market value of any assets shall be determined by (i) in the case of any Guarantor Vessel, by an Approved Appraiser selected by the Guarantor and (ii) in the case of any other assets, by an officer of the Guarantor or by the board of directors of the Guarantor);

(4)

Liens on assets acquired after the Effective Date by the Guarantor or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Guarantor Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Guarantor or any of its Subsidiaries in anticipation thereof;

(5)

Liens on any asset of any corporation that becomes a Subsidiary of the Guarantor (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Guarantor is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Guarantor and were not created by the Guarantor or any of its Subsidiaries in anticipation thereof;

(6)	Liens securing Government-related Obligations;
(7)

Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

(8)

Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

(9)	Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;
(10)	Liens for current crew’s wages and salvage;
(11)	Liens arising by operation of law as the result of the furnishing of necessaries for any Guarantor Vessel so long as the same are discharged in

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the ordinary course of business or are being diligently contested in good faith by appropriate proceedings; and

(12)	Liens on Guarantor Vessels that:
(a)	secure obligations covered (or reasonably expected to be covered) by insurance;
(b)	were incurred in the course of or incidental to trading such Guarantor Vessel in connection with repairs or other work to such Guarantor Vessel; or
(c)	were incurred in connection with work to such Guarantor Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

provided that, in each case described in this clause (12), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings.

3)	Other Fees. We will pay to the Administrative Agent the fees set forth in the Fee Letter on the dates and in the amounts set forth therein.
4)

Bankruptcy, Insolvency, etc. We hereby affirm the authority given to the Administrative Agent and each Lender by the Borrower in terms of the provisos in Clauses 8.1.5(c) and (d) of the Agreement in case any of the events therein described occurs in respect of ourselves.

5)

Consolidation, Merger, etc. We may consolidate with or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to any Person (as defined in the Agreement), provided that either we are the continuing corporation or the successor Person (if other than ourselves) assumes all of our obligations under this Letter of Guarantee.

6)

Notices. All notices, demands and other communications to be made hereunder shall be in the English language and in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, demand or communication if delivered personally or mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, demand or communication, if transmitted by facsimile shall be deemed given when transmitted.

In the case of ourselves to:

1050 Caribbean Way

Miami, Florida 33132

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

Facsimile No:	(305) 539 6400
Attention:	Vice President of Treasury
With a copy to:	General Counsel

In the case of the Lender Parties to:

KfW IPEX-Bank GmbH,

as Administrative Agent

Palmengartenstrasse 5-9

D-60325 Frankfurt am Main

Germany

Facsimile No:	00 49 69 7431 3768
Attention:	Shipfinancing Department

With a copy to:

Facsimile No:	00 49 69 7431 2944
Attention:	Credit Operations

7)

Third Party Rights. Nothwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this letter is enforceable by a person who is not a party to it other than the Lender Parties.

8)	Governing Law. This Letter of Guarantee shall be governed by and construed in accordance with English Law.

9)

Consent to Jurisdiction. We agree, for the exclusive benefit of the Lender Parties, that any legal action or proceedings arising out of this Letter of Guarantee may be brought in the High Court of Justice in London and irrevocably submit to the jurisdiction of that court. We further agree that in the case of any legal action or proceedings before the courts of England with respect to this Letter of Guarantee any service of legal process issued out of the English courts in any such legal action or proceedings shall be sufficiently served on us if delivered to the registered office for the time being of to Royal Caribbean International, presently at Building 2, Aviator Park, Station Road, Addlestone, Surrey KT15 2PG, Attention: EMEA Legal Director.

10)

Assignments. If all or any Lender’s interest in any portion of the Loan is validly and effectively assigned or otherwise transferred pursuant to the Agreement, the transferor’s rights under this Letter of Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

Yours faithfully

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

for and on behalf of

ROYAL CARIBBEAN CRUISES LTD.

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EXHIBIT D-1

Opinion of Liberian Counsel to the Borrower

D-1-1

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

WFWNY Draft 08/05/08	Watson, Farley & Williams (New York) LLP
Our reference: 01474.[•]/19100420 v2	100 Park Avenue New York, New York 10017
Tel (212) 922 2200 Fax (212) 922 1512
[•], 2008
To the Lenders party to the Credit Agreement referred to below and to KFW IPEX-Bank GmbH as Administrative Agent

Royal Caribbean Cruises Ltd.

Celebrity Solstice Inc.

Dear Sirs:

We have acted as legal counsel on matters of Liberian law to Celebrity Solstice Inc., a Liberian corporation (the “Borrower”), in connection with (a) a Hull No S-675 Credit Agreement dated as of [•], 2008 (the “Credit Agreement”) and made between (1) the Borrower, (2) the Lenders (as defined therein) as several lenders, (3) KFW IPEX-Bank GmbH as Hermes Agent, and (4) KFW IPEX-Bank GmbH as Administrative Agent in respect of a loan facility in an amount not to exceed the US Dollar Equivalent of €412,000,000, and (b) the Guarantee dated [•], 2008 made by Royal Caribbean Cruises Ltd., a Liberian corporation (the “Guarantor”) in favor of the Lenders, the Hermes Agent and the Administrative Agent respecting the obligations of the Borrower under the Credit Agreement (collectively, together with the Credit Agreement, the “Documents”). Terms defined in the Credit Agreement shall have the same meaning when used herein.

With reference to the Documents you have asked for our opinion on the matters set forth below. In rendering this opinion we have examined executed copies of the Documents. We have also examined originals or photostatic copies or certified copies of all such agreements and other instruments, certificates by public officials and certificates of officers of the Borrower and the Guarantor as are relevant and necessary and relevant corporate authorities of the Borrower and the Guarantor. We have assumed with your approval, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies, the power, authority and legal right of the parties to the Documents other than the Borrower and the Guarantor to enter into and perform their respective obligations under each of the Documents, and the due authorization of the execution of the Documents by all parties thereto other than the Borrower and the Guarantor. We have further assumed the validity and enforceability of the Documents under all applicable laws other than the law of the Republic of Liberia.

As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of public officials and of officers or representatives of the Borrower and the Guarantor.

London • New York • Paris • Hamburg • Munich • Rome • Milan • Athens • Piraeus • Singapore • Bangkok

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a 'partner' means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

To the Lenders party to the Credit Agreement	Page 2

and KFW IPEX-Bank GmbH as Administrative Agent

[•], 2008

We are attorneys admitted to practice in the State of New York and do not purport to be experts in the laws of any other jurisdiction. Insofar as our opinion relates to the law of the Republic of Liberia, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Act of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July, 1973), the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised of 1976, effective January 3, 1977 as amended) (the “Business Corporation Act”), the Liberian Maritime Law (Title 21 of the Liberian Code of Laws of 1956 as amended), and the Revenue Code of Liberia (2000), the regulations thereunder and an opinion dated December 23, 2004 addressed by the Minister of Justice and Attorney General of the Republic of Liberia to the LISCR Trust Company, made available to us by Liberian Corporation Services, Inc. and the Liberian International Ship & Corporate Registry, LLC, and our knowledge and interpretation of analogous laws in the United States. In rendering our opinion as to the valid existence in good standing of the Borrower and the Guarantor, we have relied on Certificates of Goodstanding issued by order of the Minister of Foreign Affairs of the Republic of Liberia on [•], 2008.

This opinion is limited to the law of the Republic of Liberia. We express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that:

1.	Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing under the Business Corporation Act and in good standing under the law of the Republic of Liberia;

2.

Each of the Borrower and the Guarantor has full right, power and authority to enter into, execute and deliver the Document to which it is a party and to perform each and all of its obligations under the Document to which it is a party;

3.	Each of the Documents has been executed and delivered by a duly authorized signatory of the Borrower or the Guarantor party thereto;

4.

Each of the Documents constitutes the legal, valid and binding obligations of the Borrower or the Guarantor party thereto, enforceable against the Borrower or the Guarantor, as the case may be, in accordance with its terms;

5.

Neither the execution nor delivery of either of the Documents, nor the transactions contemplated therein, nor compliance with the terms and conditions thereof, will contravene any provisions of Liberian law or violate any provisions of the Articles of Incorporation (inclusive of any articles of amendment thereto) or the Bylaws of the Borrower or of the Guarantor;

6.

No consent or approval of, or exemption by, any Liberian governmental or public bodies and authorities are required in connection with the execution and delivery by the Borrower or the Guarantor of the Documents;

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To the Lenders party to the Credit Agreement	Page 3

and KFW IPEX-Bank GmbH as Administrative Agent

[•], 2008

7.

It is not necessary to file, record or register either of the Documents or any instrument relating thereto or effect any other official action in any public office or elsewhere in the Republic of Liberia to render any such document enforceable against the Borrower or the Guarantor;

8.

Assuming neither of the Documents having been executed in the Republic of Liberia, no stamp or registration or similar taxes or charges are payable in the Republic of Liberia in respect of either of the Documents or the enforcement thereof in the courts of Liberia other than (i) customary court fees payable in litigation in the courts of Liberia and (ii) nominal documentary stamp taxes if the Documents are ever submitted to a Liberian court;

9.

Assuming that no more than 25% of the total combined voting power and no more than 25% of the total value of the outstanding equity stock of either of the Borrower or the Guarantor is beneficially owned, directly or indirectly, by persons resident in the Republic of Liberia and that neither of the Borrower or the Guarantor, either directly or through agents acting on its behalf, engages in the Republic of Liberia in the pursuit of gain or profit with a degree of continuity or regularity, neither of the Borrower or the Guarantor is required or entitled under any existing applicable law or regulation of the Republic of Liberia to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under any of the Documents; and

10.

Assuming that the shares of the Borrower and the Guarantor are not owned, directly or indirectly, by the Republic of Liberia or any other sovereign under Liberian law, neither the Borrower nor the Guarantor nor the property or assets of either of them is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia.

We qualify our opinion to the extent that (i) the enforceability of the rights and remedies provided for in the Documents (a) may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors’ rights and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or similar principles, and (ii) while there is nothing in the law of the Republic of Liberia that prohibits a Liberian corporation from submitting to the jurisdiction of a forum other than the Republic of Liberia, the enforceability of such submission to jurisdiction provisions is not dependent upon Liberian law and such provisions may not be enforceable under the law of a particular jurisdiction.

A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any

19100420 v2

To the Lenders party to the Credit Agreement	Page 4

and KFW IPEX-Bank GmbH as Administrative Agent

[•], 2008

change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

Watson, Farley & Williams (New York) LLP

19100420 v2

EXHIBIT D-2

Opinion of Counsel to the Administrative Agent

D-2-1

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

KfW IPEX-Bank GmbH Palmengartenstrasse 5-9 60325 Frankfurt am Main Germany	Email	julie.clegg@shlegal.com
	Direct fax	+44 (0)20 7003 8460
	Reference	1253/01-47-00131

[ ] 2008

Dear Sirs

Celebrity Solstice Inc. (the "Borrower")

Royal Caribbean Cruises Ltd (the "Guarantor")

We have acted as English legal advisers to KfW IPEX-Bank GmbH in connection with a credit agreement dated [                                ] 2008 in respect of the vessel with Hull No. S-675 (the "Credit Agreement") made by and between the Borrower as borrower, KfW IPEX-Bank GmbH as Hermes agent and administrative agent (the "Administrative Agent") and KfW IPEX-Bank GmbH and BNP Paribas S.A. as mandated co-lead arrangers and lenders (the "Lenders"). We have been asked to give this opinion pursuant to article V, section 5.1.2 b. of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this opinion.

1	Documents
1.1	We have examined the following documents for the purposes of this opinion:
(a)	the Credit Agreement dated [	] 2008; and
(b)	the letter of guarantee dated [ ] 2008 from the Guarantor in favour of the Administrative Agent and the Lenders.
1.2	"Document" means each document referred to in paragraph 1.1 above. "Company" means each of the Borrower and the Guarantor.
1.3	We have not examined any document except as described in this opinion or made any enquiries or searches.
2	Scope of Opinion
2.1

This opinion is given solely with respect to the laws of England and Wales as at the date of this letter and as currently applied by the English courts. We express no opinion as to the law of any other jurisdiction or as to any matters of fact.

2.2	Statements relating to taxation are based on generally published practice of HM Revenue & Customs applying at the date of this opinion.
2.3	This opinion shall be governed by and interpreted in accordance with English law.

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3	Opinion

Subject to the assumptions and qualifications set out below, we are of the opinion that:

(a)	Obligations binding: the obligations of each Company under each Document to which it is a party are legally valid and binding obligations enforceable by KfW IPEX-Bank GmbH in the English Courts;
(b)

No consents: no consent authorisation licence or approval of any governmental or public body in England and Wales is required for the validity, enforceability or admission into evidence of any Document;

(c)	Form: each Document is in proper form for enforcement in the English courts;
(d)	Filings: it is not necessary for the validity, enforceability or admissibility in evidence in England of any Document that it be registered or filed with any court, authority or public office;
(e)	Stamp Duty: no United Kingdom ad valorem stamp duty or stamp duty reserve tax is payable by either Company on the execution of the Document to which it is a party; and
(f)	Choice of law: the choice of English law to govern the Documents will be upheld as a valid choice of law in the English courts.
4	Assumptions
4.1	We have assumed that:
(a)	Status and capacity: each party to each Document:
(i)	is duly incorporated and validly existing under the laws of its country of incorporation;
(ii)	has the necessary corporate power to enter into and perform its obligations under each Document to which it is a party;
(iii)	has obtained all necessary consents and authorisations and is qualified and empowered to enter into and perform its obligations under each Document to which it is a party; and
(iv)	has taken all action required by its constitutional documents to authorise the execution of and the performance of its obligations under each Document to which it is a party;
(b)	Execution: each Document has been duly executed and delivered on behalf of each party to it;

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(c)	Authenticity and conformity: each Document described as an original is authentic and each Document described as a copy conforms to its original;
(d)

Benefit: each Company is acting as principal and entered into each Document to which it is a party in good faith for the purpose of its business and there are reasonable grounds for believing that the transactions contemplated by the Documents will benefit the Company;

(e)

Solvency: each Company is able to pay its debts as they fall due, will not become unable to pay its debts as a consequence of entering into the Documents to which it is a party and no steps have been taken to make either Company the subject of any insolvency procedure or injunction;

(f)	No waiver: no Document has been terminated or varied and no obligation has been waived;
(g)	Entire agreement: each Document constitutes the entire agreement between the parties as to the matters referred to in it;
(h)	No duress: the effect of the Documents is not affected by duress, undue influence or mistake and no Document has been entered into by any party in connection with any unlawful activity;
(i)

Other laws: no law or public policy of any place other than England affects the opinions contained in this letter and each Document constitutes legal, valid and binding obligations of each of the parties to it under all applicable laws other than English law;

(j)	Facts: all facts and documents relevant to this opinion have been disclosed to us;
(k)

Choice of law: the choice of English law to govern the Documents and the submission by the parties to the jurisdiction of the English courts is a valid choice of law and submission to jurisdiction under the rules governing choice of law and submission to jurisdiction applicable to each such party;

(l)

Agent for service of process: the person specified in the Documents as agent for the service of process on behalf of a Company in England and Wales exists and operates at the address stated, has duly accepted his appointment and such appointment will subsist for so long as any liability is outstanding under the Documents; and

(m)	Place of business: neither Company carries on business in England and Wales or has an established place of business in England and Wales.
4.2	We have taken no steps to verify any of these assumptions.
5	Qualifications

Our opinion is subject to the following qualifications:

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(a)

Enforceability: the expression "enforceable" means that the obligations are of a type which English courts enforce and does not mean that they will be enforced in all circumstances or in accordance with their terms;

(b)	Insolvency: the rights of the parties are subject to limitations arising from laws relating to insolvency and other laws affecting the rights of creditors generally;
(c)	Penalty: any provision for the forfeiture of property or the payment of compensation or additional interest which does not represent a genuine pre-estimate of loss may be unenforceable as a penalty;
(d)

Equitable remedies: equitable remedies including specific performance and injunction are granted at the discretion of the Court and are not usually available where damages are considered to be an adequate remedy;

(e)	Time-barred claims: enforcement of the rights of any party may become time-barred by limitation, prescription or laches;
(f)

Performance abroad: an obligation to be performed in a jurisdiction outside England and Wales or by a person subject to the laws of a jurisdiction outside England and Wales may not be enforceable under English law to the extent that such performance would be illegal or contrary to public policy under the laws of that other jurisdiction;

(g)	Set-off: defences of set-off or counterclaim may be available even where such defence is waived;
(h)

Discretions: any party which is vested with a discretion or which may determine any matter in its opinion may be required to exercise such discretion reasonably or to base its opinion on reasonable grounds;

(i)	Certificates: any provision to the effect that a calculation, determination or certificate will be conclusive, binding or final will not prevent judicial enquiry into its accuracy;
(j)	Severability: any provision allowing an invalid, illegal or unenforceable provision to be severed from other provisions may be disregarded by a Court;
(k)	Amendments: Documents may be amended or waived orally despite any provision to the contrary;
(l)	Costs: an undertaking by one party to pay the costs of another in litigation may be unenforceable if the litigation is unsuccessful or the court makes an order for costs;
(m)	Stamp duty: an undertaking or indemnity regarding stamp duty may be unenforceable under section 117 of the Stamp Act 1891;

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(n)

Nature of security: we express no opinion as to the nature of any security interest expressed to be created or acknowledged by any Document, the title of the Company to any asset or the priority or ranking of any security interest;

(o)

Foreign currency: an English court may decline to give judgment in respect of an obligation under any Document in any currency other than sterling and any judgment other than in sterling may be converted to sterling for enforcement purposes and, in an English liquidation, foreign currency claims must be converted into sterling at the rate prevailing at the commencement of liquidation for the purpose of proving for such claims;

(p)

Exclusion of liability: the effectiveness of certain provisions excluding or limiting the liability of a party may be limited by the Unfair Contract Terms Act 1977 or the Unfair Terms in Consumer Contracts Regulations 1999;

(q)

Convenient forum: an English court has power to stay an action where it is shown that it can without injustice to the parties be tried in a more convenient forum except in those cases where jurisdiction is determined in accordance with EC Council Regulation No. 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters or in the case of Denmark, the Brussels Convention on Jurisdiction in Civil and Commercial Matters 1968 or in the case of Switzerland, Norway and Iceland the Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters 1988;

(r)

Choice of law: the choice of English law to govern the Documents will not displace mandatory rules of law applicable in another jurisdiction with which the relevant transaction is otherwise solely connected or in which a dispute is being adjudicated and may not be recognised or upheld by the English Courts where to do so would be inconsistent with the EEC Convention on the Law Applicable to Contractual Obligations as applied by the Contracts (Applicable Law) Act 1990; and

(s)

Jurisdiction: the English Courts may be required to or may decline jurisdiction in the circumstances set out in EC Regulation 44/2001 and the Civil Jurisdiction and Judgments Act 1982 (as amended), which gives effect in England to the Brussels and Lugano Conventions.

6	Observations
We make the following observations:
(a)	Statements: we express no view as to the accuracy of any statement made in any Document; and
(b)	Circumstances: we have not considered the particular circumstances of any party except to the extent expressly stated in this opinion.

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7	Reliance
7.1	This opinion is addressed to you for your sole benefit and may not except as set out below be:
(a)	relied upon by any other person;
(b)	disclosed, except to persons who in the ordinary course of your business have access to your records and on the basis that they will make no further disclosure; or
(c)	filed with any person or quoted or referred to in any public document.
7.2	A copy of this opinion may be delivered to each person who is or becomes a Lender and be relied on it for the purposes of the Documents on terms that:
(a)	such person accepts the restriction on its ability to disclose or rely on this opinion as set out above; and
(b)	we have no liability to such person in any circumstances where we would not be liable to KfW IPEX-Bank GmbH.

Yours faithfully

Stephenson Harwood

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EXHIBIT D-3

Opinion of US Tax Counsel to the Lenders as at the Effective Date

D-3-1

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

Draft 06 August 2008

[October] •,2008

BNP Paribas S.A.

[address]1

[address] (“BNP”)

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Federal Republic of Germany (“KfW”)

Re:	Application of U.S. Withholding Tax to Royal Caribbean Cruises Ltd. Payments

This opinion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code and was written to support the promotion or marketing (as defined in IRS Circular 230) of the transactions contemplated in the Documents. Each person considering such transactions should seek advice based on such person’s particular circumstances from an independent tax advisor.

Dear Sirs:

You have asked whether U.S. withholding tax will be imposed on payments made by [the U.S. branch of] Royal Caribbean Cruises Ltd. (“RCCL”), a corporation organized under the laws of Liberia, to BNP, a bank organized under the laws of the Republic of France, and KfW, a financial institution organized under the laws of the Federal Republic of Germany (the “Lenders”), under the €412,000,000 Credit Agreement dated [ ] 2008 (the “Credit Agreement”) between the Lenders, Celebrity Solstice Inc., a corporation organized under the laws of Liberia (the “Borrower”) and KfW as initial lender, Hermes agent and administrative agent and the Deed of Guarantee dated [ ] 200[ ] between RCCL, KfW as initial lender, Hermes agent and administrative agent and BNP as lender (the “Guarantee” and together with the Credit Agreement the “Documents”).

Under the Credit Agreement, the Lenders would lend money to the Borrower to help fund the purchase of Hull No. S-675 at Meyer Werft GmbH.

_________________________

[1]	BNP to advise.

The loan advanced under the Credit Agreement will accrue interest at either a fixed rate or a floating rate in accordance with the provisions set forth in the Credit Agreement. RCCL will guarantee the Borrower’s obligations under the Credit Agreement pursuant to the Guarantee.

In connection with rendering this opinion we have reviewed the Documents, and such other documents as we have deemed necessary or appropriate for purposes of rendering this opinion. We have assumed, with your consent, that: (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended; (ii) the signatures on each original document are genuine; (iii) all representations and statements as to matters of fact set forth in such documents are true and correct; (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (v) there are no documents relevant to this opinion to which we have not been given access. We have also assumed, with your consent, that:

(i) each Lender is eligible to claim benefits as a resident of the jurisdiction in which it was formed under the income tax treaty between the United States and such jurisdiction currently in force (each a “Treaty”);

(ii) no Lender will receive payments under the Documents that are attributable, for purposes of the Treaty under which it is eligible to claim benefits, to a permanent establishment of such Lender in the United States;

(iii) no Lender has made an election, or otherwise taken steps, to be treated as other than a corporation for United States federal income tax purposes;

(iv) each of the Lenders will provide the Borrower or its agent with a properly completed Internal Revenue Service (“IRS”) Form W-8BEN representing that such Lender is eligible to claim benefits under a Treaty; and

(v) if a Lender is receiving payments for a participant, it will provide the Borrower with a properly completed IRS Form W-8IMY to which it will attach its own IRS Form W-8BEN and a properly completed IRS Form W-8BEN from each participant representing that the participant is entitled to receive payments under the Credit Agreement free and clear of U.S. withholding.

Conclusion

We are members of the Bar of the State of New York. This opinion is limited to the U.S. federal withholding tax treatment of payments by RCCL under the Documents and does not address any other tax or legal consequences of the transactions contemplated in the Documents. This opinion is rendered solely to you and may not be relied upon by any other person, other than your legal advisors. Our opinion is based on existing authorities as of the date hereof and may change as a result of subsequent legislation, regulations, administrative pronouncements, court opinions or other legal developments, possibly with retroactive effect. We do not undertake to update this opinion based on any such developments unless specifically engaged by you to do so. Our opinion is not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or will be sustained by a court.

Based on the assumptions and limitations set forth above, we are of the view that there will be no U.S. federal withholding tax imposed on payments by the Borrower or RCCL under the Documents. Payments to non-U.S. persons that are not considered to be U.S. source income for U.S. federal income tax purposes, generally are not subject to U.S. withholding tax. Payments by the Borrower or RCCL under the Documents, to the extent they are U.S. source income, will be exempt from U.S. withholding tax either under the Interest or Other Income Articles of a relevant Treaty.

Our conclusions are expressions of our professional judgment with respect to U.S. federal income tax law and do not provide any guarantee as to the actual outcome of any U.S. federal income tax controversy.

Sincerely,

EXHIBIT E

FORM OF LENDER ASSIGNMENT AGREEMENT

To:	Celebrity Solstice Inc.

To:	KfW IPEX-Bank GmbH, as Administrative Agent (as defined below)

ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

We refer to clause b of Section 11.11.1 of the Hull No. S-675 Credit Agreement, dated as of August 7, 2008 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Agreement”) among Celebrity Solstice Inc. (the “Borrower”), KfW IPEX-Bank GmbH as administrative agent (in such capacity, the “Administrative Agent”), and as Hermes agent, and KfW IPEX-Bank GmbH, BNP Paribas S.A. and the various other financial institutions from time to time party thereto as Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Agreement.

This agreement is delivered to you pursuant to clause b of Section 11.11.1 of the Agreement and also constitutes notice to each of you, pursuant to clause a of Section 11.11.1 of the Agreement, of the assignment and delegation to __________ (the “Assignee”) of __% of the Loan of __________ (the “Assignor”) outstanding under the Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor’s and the Assignee’s Percentages for the purposes of the Agreement are set forth opposite such Person’s name on the signature pages hereof.

The Assignee hereby acknowledges and confirms that it has received a copy of the Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Loan under the Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent.

Except as otherwise provided in the Agreement, effective as of the date of acceptance hereof by the Borrower and the Administrative Agent:

(a)	the Assignee

(i)        shall be deemed automatically to have become a party to the Agreement, have all the rights and obligations of a “Lender” under the Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

(ii)       agrees to be bound by the terms and conditions set forth in the Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)       the Assignor shall be released from its obligations under the Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section 11.11.1 of the Agreement upon delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loan and requests the Borrower to acknowledge receipt of this document:

(A)	Address for Notices:

Institution Name:

Attention:

Domestic Office:

Telephone:

Facsimile:

Telex (Answerback):

Lending Office:

Telephone:

Facsimile:

Telex (Answerback):

(B)	Payment Instructions:

The Assignee agrees to furnish the tax form required by last paragraph of Section 4.6 (if so required) of the Agreement no later than the date of acceptance hereof by the Borrower and the Administrative Agent.

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc

Adjusted Percentage	[ASSIGNOR]

Loan:
Loan:	______%

By:	_____________________________
Title:

Percentage	[ASSIGNEE]

Loan:	_____%

By:	______________________________
Title:

Accepted and Acknowledged this

___ day of ___________, _____.

Celebrity Solstice Inc.

By:	_______________________
Title:

KfW IPEX-Bank GmbH, as Administrative Agent

By:	_______________________________
Title:

E-4

(NY) 18002/039/AMENDMENTS/hull.675.credit.agt.exhibits.doc